Exhibit 99.1

   SurgiCare Announces LOI for an Investment by Brantley Partners

    HOUSTON--(BUSINESS WIRE)--Aug. 22, 2003--SurgiCare Inc. (AMX:SRG), a Houston-based Ambulatory Surgery Center (ASC) provider, announced today that it has executed an exclusive Letter of Intent with Brantley Partners to become SurgiCare's long-term capital partner. Under the agreement, Brantley will make a $6M equity investment and arrange for an $8M debt refinancing. This transaction will allow SurgiCare to resolve its long term debt issues, given the recent financial difficulties of DVI Business Credit, the Company's current senior lender, and the proposed recapitalization will provide both working capital and acquisition capital to execute on its growth strategy.
    Brantley Partners ("Brantley") is a private equity organization. Brantley and its affiliates have approximately $300 million of committed capital under management. Brantley's limited partners are primarily institutional investors including pension funds, insurance companies and banks. Since the firm's inception in 1987, it has been a lead investor in over 40 privately held companies in a variety of manufacturing, technology and service industries throughout the United States. Brantley always acts as an originator and lead investor in its investments. Their professionals have extensive experience in identifying, evaluating, selecting, negotiating and closing investments in privately held companies. Since their inception, they have established a significant track record in successfully building businesses.
    Brantley's investment philosophy is to partner with entrepreneurs and management teams that are committed to creating major enterprises via investments in their organization, which will yield long-term capital appreciation. Brantley is an active financial partner which helps build successful businesses by providing expertise in strategic planning, operational management, manufacturing and marketing in addition to our financial resources. Their general partners have cumulatively sponsored and have helped build in excess of 100 companies.
    This merger aligns SurgiCare with a top-quality investment team and brings substantive resolution to the financial shortfalls. The alignment of the parties will serve to improve the core disciplines needed to appropriately service our customers and create a stable platform for future growth.
    "Management would like to express our deepest appreciation to our shareholders and physician partners for their patience and continued support," commented Keith LeBlanc, SurgiCare CEO. "The merger with Brantley will finally put the past behind us and position SurgiCare to become a formidable force for growth in the outpatient healthcare market."
    Paul Cascio, a general partner at Brantley, noted that "Brantley is very optimistic about the long-term prospects of the ambulatory surgery center market. We believe that SurgiCare, when properly capitalized, will provide an outstanding platform from which to execute a long-term growth strategy."

    About SurgiCare Inc.

    SurgiCare Inc., operates freestanding, technologically advanced ambulatory surgery centers which are staffed by board-certified surgeons. They are licensed, certified and Medicare-approved outpatient facilities. The company will add additional centers as joint ventures with other healthcare partners. A publicly traded company, SurgiCare will also soon add imaging and other operating units to this rollup.
    SurgiCare delivers high-quality, affordable, community-based healthcare and provides access to local, specialized services in its centers through program affiliations. SurgiCare's standards on Governance, Credentialing, Quality Management & Improvement and Clinical Records meet and exceed the corresponding Medicare regulations. SurgiCare shares resources, develops regional partnerships, subscribes to customer-focused management and observes best ethical practices across the industry.
    To find our more about SurgiCare Inc. (AMX:SRG), visit our Web site at www.surgicareinc.com.

    The information contained herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, without limitation, our ability to continue our expansion strategy, changes in federal or state healthcare laws and regulations or third party payor practices, our historical and current compliance with existing or future healthcare laws and regulations and third party payor requirements, changes in costs of supplies, labor and employee benefits, as well as general market conditions, competition and pricing. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In view of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by management or any other person that our objectives and plans will be achieved. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


    CONTACT: SurgiCare, Houston
             Keith LeBlanc, 713-973-6675